Exhibit 99.1

I. Introduction

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Good afternoon and welcome to today’s conference call about the Nuveen Diversified Commodity Fund, an actively managed, unleveraged, commodity pool that is listed on the NYSE Amex under the ticker symbol “CFD”.

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My name is TR Findlay, and my primary role at Nuveen is to provide secondary market support for our exchange-traded products. I will be the moderator on today’s call, and am pleased to say that we have a great agenda planned for you.

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For the first half of the call, Dave Lamb, Senior Vice President with Nuveen Investments, will speak about recent CFD developments as they relate to the implementation of a share repurchase program; the consistency of CFD’s regular monthly distributions; secondary market performance; and new summary tax information now available on www.nuveen.com.

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For the second half of the call, Susan Wager, Managing Director of Gresham Investment Management and Portfolio Manager of the Nuveen Diversified Commodity Fund, will provide us with a year-end performance review of the overall commodity market as well as CFD’s commodity portfolio. She will also discuss Gresham’s 2012 target commodity weights and finally leave us with some thoughts about the 2012 commodity market.

•	After Dave and Susan’s comments, we will open the lines for your questions as well as address any questions submitted prior to the call.

Before we begin, a few housekeeping items:

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The comments made here today are based upon the opinions and views of the presenters and are subject to change without notice. Past performance is no guarantee of future results and future prospects may not be realized. Information and opinions discussed on this call may be superseded and we do not undertake to update such information. This commentary should not be relied upon as investment advice or recommendations, and is not intended to predict the performance of any investment. Any information obtained from third-party sources is believed to be reliable but not guaranteed for accuracy or completeness.

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We are going to cover a lot of facts and figures on the call today. We made available online all the data and information covered on the call. You can find this on www.nuveen.com under the Literature tab on CFD’s webpage.

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As you recall, CFD completed its IPO in September 2010 and now has over a year of secondary market trading history. The Fund invests in a diversified portfolio of commodity futures and options focusing on the 6 principal commodity groups – Energy, Industrial Metals, Agriculturals, Precious Metals, Foods and Fibers, and Livestock.

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It is important to note that CFD is NOT a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, and is not subject to its regulation. Rather, CFD is an actively-managed commodity pool, and an investment in the Fund involves special risks as outlined in the Fund’s information statement found on Nuveen’s website.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

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Investments in commodity futures and options have a high degree of price variability and are subject to rapid and substantial price changes. The Fund could incur significant losses on its commodity investments.

•	Now I would like to turn the call over to Dave Lamb, who oversees the financial management of Nuveen’s exchange-listed products, and has been with Nuveen for 21 years.

II. Key Developments

•	Thank you, TR. And thanks to everyone on the line for joining today’s call. Nuveen is pleased to report to you four key developments with respect to CFD:

o	First: On December 21, 2011, Nuveen announced that CFD established an open-market share repurchase program. Under this program, CFD may repurchase up to 10 percent of its outstanding common shares in open-market transactions at Nuveen’s discretion. The repurchase program is intended to enhance the Fund’s total return on NAV per share by purchasing shares when they are trading at a discount to NAV while providing a measure of secondary market support during periods of market volatility or when Nuveen and CFD’s market specialist believe temporary bid-ask imbalances exist in the market.

•	Since the adoption of the program, CFD has repurchased shares during certain periods to provide support and will continue to do so as appropriate.

o	Second: CFD seeks to provide long-only commodity exposure while providing shareholders monthly distributions – a unique combination that is difficult to find in the current commodity marketplace. The monthly distributions are designed to provide shareholders with regular cash flow at a level that approximates long-term return expectations using historical and prospective return streams as the basis for the distribution level. Since the initial monthly distribution was declared in October 2010, the distribution, including the amount that was declared this month, has remained consistent for the past 16 months at $0.1450 per share, or $2.32 per share in total. Of course, CFD’s actual future returns may well differ from those historical return projections and its distribution rate.

o	The initial distribution rate on the $25 IPO price was 6.96%. As of January 25, 2012, the current distribution rate was 7.70% on a market price of $22.59. It should be noted that CFD is taxed as a partnership so the monthly distribution is not considered income or gains but simply a cash flow distribution.

o	Third: Although commodity markets have been volatile over the last 15 months, CFD, on a NAV basis, has delivered on its investment objective of generating higher risk-adjusted total return than leading commodity benchmarks and passively managed commodity funds. From inception (which is September 28, 2010) to December 31, 2011, CFD had an annualized total return of 4.5% on NAV and negative 9.1% on market price while the Dow Jones UBS Commodity Index, a leading commodity market index and CFD’s benchmark, had an annualized total return of 0.7%. Based on NAV total returns, CFD outperformed the Index by 3.8%. Additionally, CFD experienced lower volatility than that of the Index, as measured by standard deviation. Over the same time period, CFD’s standard deviation was 15.6% while the Index’s standard deviation was 17.0%.

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We also want to comment that December was a difficult month for commodity markets in general, with the Dow Jones UBS Commodity Index down 3.8%. CFD experienced an equally difficult December as well. The total return on CFD’s NAV was down 2.6% and the market price return was down 6.6%. We believe these negative returns, especially the extra impact on the market price of CFD’s shares, may have reflected traditional year-end tax loss harvesting. However, the Fund has rebounded nicely in the first several weeks of 2012. Through Wednesday, January 25th, the market price was up $2.29 or 11.3% since year-end while the net asset value was up $0.94 or 4.0%. Additionally, CFD’s discount narrowed significantly from its highest discount of 17.6% on December 19, 2011 to a 6.5% discount on January 25, 2012.

o	Lastly: We received many requests to provide insight into the tax characterization of CFD. To assist shareholders and their advisers with tax planning, CFD has made available summary information regarding the estimated amount and character of its income and loss for the period January 1 through November 30, 2011. Going forward, Nuveen will update this information periodically and make it publicly available on www.nuveen.com. Please remember that Nuveen is not a tax adviser, and investors in CFD are urged to consult a tax adviser regarding the tax treatment of their investment.

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Nuveen is constantly evaluating ways to support CFD, as well as all of Nuveen’s exchange-traded products, in the secondary market. Several ways in which we provide support include, hosting regular update conference calls like the one today; providing transparency into our funds’ portfolio composition and performance by keeping our website-up-to-date with the most current information available; and issuing press releases that announce key fund developments. Now I would like to turn it back to TR.

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Thank you, Dave, for updating us on those CFD developments. Now, for a better understanding of how the commodity markets performed in 2011, let’s hear from Susan Wager, Managing Director and Senior Trader from Gresham Investment Management. Susan serves as one of CFD’s portfolio managers and is specifically responsible for the management and trading of the Fund’s option strategy. Susan has over 20 years of commodity market trading experience, and 11 years experience as a commodity options market maker on the NYMEX/COMEX exchanges. Today, she will discuss overall commodity market performance as well as the performance of CFD’s commodity portfolio for the 2011 calendar year period ending December 31, 2011. Susan will also briefly touch on CFD’s annual rebalance of its target commodity weights and leave us with some thoughts about the 2012 commodity market.

III. 2011 Commodity Market Review

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Thank you, TR. First, I would like to say that on behalf of Gresham Investment Management, we are excited to now be a part of Nuveen’s family of affiliate investment managers. Effective December 31, 2011, Nuveen completed its acquisition of a majority interest in Gresham. Our management and investment teams will continue to operate independently while leveraging the strengths of Nuveen’s shared resources. We look forward to working with Nuveen in the months and years ahead.

•	Also, just as a reminder, all performance information I am about to discuss can be found on www.nuveen.com under the Literature tab on CFD’s webpage.

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First, let’s recap how the commodity markets performed last year, as measured by the Dow Jones UBS Commodity Index (“the Index”). 2011 was a difficult year for commodities with the index down 13.3%. Macro influences, particularly concerns regarding slowing U.S. and global economic growth, were significant headwinds and caused a high degree of volatility.

•	Next, let’s take a closer look at how the 6 individual commodity groups of the Dow Jones UBS Commodity Index contributed to overall commodity market performance during 2011:

o	Precious Metals was the sole commodity group to post a positive return. Overall, the group gained 4.5%, led by gold’s 9.6% return.

o	The other five commodity groups—Energy, Industrial Metals, Agriculturals, Foods and Fibers and Livestock – each declined in 2011.

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Energy declined 16.0%, driven almost exclusively by a 47.1% decline in natural gas. The decline in natural gas prices was largely due to advances in drilling technology for shale gas within the U.S. causing a boom in supply and falling prices. It is important to note that within the energy group, heating oil and unleaded gas posted positive returns, both in excess of 10%.

•	Industrial Metals returned negative 24.3%, with aluminum, copper, nickel, and zinc all posting negative returns.

•	Agriculturals declined 13.5%. Soybeans and wheat posted negative double digit returns while corn posted a modest 1.08% return.

•	Foods and Fibers, which include cotton, sugar and coffee, collectively returned a negative 14.0%.

•	Livestock, which includes live cattle and lean hogs, posted a negative 2.4% return.

•	Again, as you can see, it was a difficult year for commodities overall.

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Let’s see how the performance of CFD’s commodity portfolio compared to that of its benchmark, also the Dow Jones UBS Commodity Index. I should remind everyone that CFD is NOT a passive commodity index-tracking strategy. Rather, CFD employs Gresham’s actively managed TAP PLUSSM strategy, where the Fund invests directly in a diversified portfolio of commodity futures and options contracts. The Fund is unleveraged, and its commodity contract positions are fully collateralized with cash equivalents and short-term, high grade debt securities. Gresham exercises discretion with respect to commodity contract selection and implementation, within the parameters of its TAP PLUSSM investment discipline.

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In looking at the performance of CFD’s commodity portfolio on a gross basis as compared to the performance of its benchmark, you will see that Gresham’s active management was additive to the portfolio’s overall returns. All of CFD’s commodity portfolio return figures that I will discuss during the remainder of the call are gross of fund expenses.

IV. 2011 CFD Portfolio Performance Review

•	For calendar year 2011, CFD’s underlying commodity portfolio significantly outperformed the Index by 7.2%, with CFD posting a negative 6.1% return versus the Index return of negative 13.3%.

•	In examining the six principal commodity groups, Gresham outperformed the Index in five of the six–Energy, Industrial Metals, Agriculturals, Foods and Fibers, and Livestock.

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Energy Group: As you recall, energy was a relatively poor performer in the commodity space in 2011 with the group down 16.0%, driven almost exclusively by a 47.1% decline in natural gas. CFD’s portfolio performance for the Energy group was a positive 1.1%, which represents a 17.1% outperformance over the Index. The largest relative positive contributor for CFD’s performance was Gresham’s underweight to natural gas. As of December 31st, 2011, the CFD commodity portfolio had a 2.8% weight to natural gas versus an 8.3% weight in the Index. Another significant contributor to CFD’s positive performance in the Energy group was the portfolio’s more diversified exposure to crude oil. CFD held both WTI and Brent contracts whereas the Index held only WTI contracts – due to its 2011 index composition rules. Within CFD’s portfolio, Brent returned a positive 22.4%, whereas WTI returned negative 2.9%, a return spread I have never seen in my career. Gresham’s overweight to crude oil, inclusion of Brent contracts and Gresham’s active management all contributed to the portfolio’s 17.1% outperformance in the Energy group over that of the Index, which is especially significant considering that the Energy group on average represented about 33.7% of the Index during the year.

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It is important to note that the composition of the Dow Jones UBS Commodity Index will now include Brent Crude Oil, effective in 2012. The Index is splitting its crude oil exposure between WTI and Brent in a proportion of 65% and 35%, respectively.

o	Industrial Metals: Although this commodity group had negative performance for both CFD and the Index, CFD’s portfolio had over 3.8% outperformance as compared to the Index. This outperformance was primarily attributable to Gresham’s greater returns in aluminum, copper, nickel and zinc as a result of our contract selection and implementation.

o	Agriculturals: Both CFD and the Index posted similar returns for the group. CFD’s portfolio returned negative 13.2% vs. the Index’s negative 13.5%.

o	Foods and Fibers: Although this commodity group had negative performance for both CFD and the Index, CFD’s portfolio had over 5.3% outperformance as compared to the Index. This outperformance was primarily attributable to Gresham’s greater returns in cotton, sugar and coffee as a result of our contract selection and implementation.

o	Livestock Group: CFD’s portfolio returned a positive 2.3% vs. the Index’s negative 2.4%. Gresham’s cattle and hogs positions all posted positive returns attributable to Gresham’s contract selection and active implementation whereas the Index’s positions posted negative returns.

o	Precious Metals: This was CFD’s lone area of underperformance relative to the Index. Though the commodity portfolio returned a positive 0.8% for the group, the Index had a positive 4.5% return; Gresham’s holdings in platinum, a commodity that is not included in the Dow Jones UBS Commodity Index, cost CFD’s overall commodity portfolio 21 basis points against the Index results for the 2011 calendar year.

V. Contribution of Options Strategy for 2011

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You will recall that another feature of CFD is its integrated option strategy which, under Gresham’s discretion, sells exchange-traded commodity call options that have sufficient trading volume and liquidity. CFD sells options to enhance risk-adjusted returns and to generate cash flow to help facilitate its monthly distributions to shareholders.

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Gresham believes that the call option writing within CFD helped enhance risk-adjusted returns on NAV in 2011 by mitigating losses and reducing risk as measured by lower standard deviation. Specifically, CFD’s commodity portfolio had a standard deviation of 16.2% whereas the Index had a standard deviation of 17.8%. So overall, CFD’s commodity portfolio outperformed the Index by 7.2% with about 91% of the volatility. The contribution of the options strategy was a function of collecting premiums in a down market environment where they were exercised relatively infrequently. As of December 31, 2011, the weighted option overwrite on the underlying commodity futures portfolio was approximately 50% and the weighted average out-of-the-moneyness was 13.5%.

VI. 2011 Commodity Market Performance Conclusion

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So in concluding our year-end review, 2011 was a year marked by heightened volatility and some significant headwinds for the global economy. These definitely affected overall commodity returns, as we discussed.

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Nonetheless, Gresham is pleased with CFD’s results and with its ability to limit losses. This helped preserve CFD’s net assets and capital base versus the losses of the commodity market overall as measured by the Dow Jones UBS Commodity Index. We remain confident in our time-tested approach that we have used to manage our clients’ assets since Gresham’s founding in 1992.

VII. Portfolio Rebalance and 2012 Outlook

•	Before we conclude, I also want to give you an update on Gresham’s 2012 commodity target weights and leave you with some thoughts for 2012:

•	As part of Gresham’s TAP PLUSSM investment process, we reset our target commodity weights every year based on production, global trade and dollar value of exchange-traded commodity futures.

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The 2012 target weights for the 6 principal commodity groups were determined and implemented in mid-January, and Gresham is currently utilizing them in CFD. The 2012 group target weights are as follows:

o	Energy: 35.0%, which is the maximum allocation to any single commodity group

o	Industrial Metals: 18.2%

o	Agriculturals: 16.2%

o	Precious Metals: 14.4%

o	Foods and Fibers: 9.2%

o	Livestock 7.0%

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The 2012 target commodity group weights did not deviate much from those set in 2011. Generally, the 2012 target weights for the 6 commodity groups stayed within +/- 2% of the previous year’s target weights.

•	Additionally, no new individual commodities were added to the 2012 target weights. Crude oil, natural gas, copper, gold and soybeans are among the commodities with the highest 2012 individual weights.

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As 2012 continues, Gresham expects to see increased return volatility and wider return dispersion for individual commodities in the near-term. We believe, however, that commodity prices are likely to appreciate as a result of increased government spending, higher inflation and a lower-valued U.S. dollar. It is important to note, though, that some combination of monetary discipline by the Federal Reserve and fiscal discipline by the U.S. Congress could deliver a very different conclusion.

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Gresham expects that the U.S. economy throughout much of 2012 will be in a sustained low to moderate growth environment where interest rates are held at historically low levels. We will closely monitor the macro landscape to determine when and how monetary stimulus may impact risk capital flows and the overall commodity markets.

•	Thank you again for participating on today’s call and for trusting us with your clients’ investments in CFD. Now I will turn the call back over to TR.